Exhibit 5(b)

                             Distribution Agreement

      Agreement dated as of October 2, 2006 between each of the investment companies listed in Appendix A, as such Appendix may be amended from time to time (each, a "Fund", and collectively, the "Funds"), severally and not jointly, and BLACKROCK DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

      WHEREAS, each Fund is an open-end management investment company and is so registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Directors and Trustees of certain Funds (referred to herein as the "Directors") are authorized to establish separate series relating to separate portfolios of securities, and the Directors have established and designated multiple series of certain Funds; and

      WHEREAS, each Fund desires to retain the Distributor as its distributor to provide for the sale and distribution of each class and series of shares ("shares") of each of the Funds and the Distributor is willing to render such services;

      NOW, THEREFORE, in consideration of the premises and mutual covenants set forth and intending to be legally bound, the parties hereto agree as follows:

      1. Appointment of Distributor. Each Fund hereby appoints the Distributor as a principal underwriter of each class and series of shares in each of the Funds on the terms and for the period set forth in this Agreement. The Distributor hereby accepts such appointment and agrees to render the services and duties set forth in Section 3 below. In the event that a Fund establishes additional classes or series other than as listed on Appendix A with respect to which it desires to retain the Distributor to act as distributor hereunder, such Fund shall notify the Distributor, whereupon such Appendix A shall be supplemented (or amended) and such portfolio shall become a Fund hereunder (upon written agreement of the Distributor) and shall be subject to the provisions of this Agreement to the same extent as the Funds (except to the extent that said provisions may be modified in writing by such Fund and Distributor at the time).

      2. Delivery of Documents. Each Fund has furnished or will furnish the Distributor with copies, properly certified or authenticated, of each of the following documents and will deliver to it all future amendments and supplements, if any:

            a. The Fund's most recent amendment to its Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act on Form N-1A as filed with the Securities and Exchange Commission (the "Commission"), relating to its shares (the Registration Statement, as presently in effect and as amended or supplemented from time to time, is herein called the "Registration Statement"); and

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            b. The Fund's most recent Prospectus and Statement of Additional
Information and all amendments and supplements thereto (each such Prospectus and Statement of Additional Information and supplements thereto, as presently in effect and as from time to time amended and supplemented, are herein called the "Prospectus").

      3. Services and Duties. The Distributor enters into the following covenants with respect to its services and duties:

            a. The Distributor agrees to sell, as agent, from time to time during the term of this Agreement, shares upon the terms and at the current offering price as described in the Prospectus. The Distributor will act only in its own behalf as principal in making agreements with selected dealers. No broker-dealer or other person which enters into a selling or servicing agreement with the Distributor shall be authorized to act as agent for a Fund or any series thereof in connection with the offering or sale of shares to the public or otherwise. The Distributor shall use its best efforts to sell shares of each class or series of each of the Funds but shall not be obligated to sell any certain number of shares.

            b. The Distributor shall prepare or review, provide advice with respect to, and file with the federal and state agencies or other organizations as required by federal, state, or other applicable laws and regulations, all sales literature (advertisements, brochures and shareholder communications) for each of the Funds and any class or series thereof.

            c. In performing all of its services and duties as Distributor, the Distributor will act in conformity with the Prospectus and resolutions and other instructions of a Fund's Board of Directors and will comply with the requirements of the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act and all other applicable federal or state law.

            d. The Distributor will bear the cost of printing and distributing any Prospectus (including any supplement thereto) to persons who are not shareholders; provided, however, that the Distributor shall not be obligated to bear the expenses incurred by a Fund in connection with the preparation and printing of any amendment to any Registration Statement or Prospectus necessary for the continued effective registration of the shares under the 1933 Act and state securities laws and the distribution of any such document to existing shareholders of a Fund.

            e. Each Fund shall have the right to suspend the sale of shares at any time in response to conditions in the securities markets or otherwise, and to suspend the redemption of its shares at any time permitted by the 1940 Act or the rules and regulations of the Commission ("Rules").

            f. Each Fund reserves the right to reject any order for shares but will not do so without reasonable cause.


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

      4. Payments Relating to Distribution Plans. Payments by a Fund relating to any distribution plan within the meaning of Rule 12b-1 under the 1940 Act (a "Plan") adopted by such Fund's Board of Directors may be payable to the Distributor or its assignees, all in accordance with the terms and conditions of such Plan.

      5. Payments of Sales Charges. Any front-end sales charges or deferred sales charges payable in connection with purchases of a Fund's shares shall be payable to the Distributor or its assignees, all in accordance with such Fund's Prospectus.

      6. Forfeiture of Sales Charges. If any shares sold by the Distributor under the terms of this Agreement are redeemed or repurchased by a Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of confirmation of the original purchase of said shares, the Distributor shall forfeit the amount above the net asset value received by it in respect of such shares, provided that the portion, if any, of such amount re-allowed by the Distributor to broker-dealers or other persons shall be repayable to a Fund only to the extent recovered by the Distributor from the broker-dealer or other person concerned. The Distributor shall include in the form of agreement with such broker-dealers and other persons a corresponding provision for the forfeiture by them of their concession with respect to shares sold by them or their principals and redeemed or repurchased by a Fund or by the Distributor as agent (or tendered for redemption) within seven business days after the date of confirmation of such initial purchases.

      7. Limitations of Liability. The Distributor shall not be liable for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement. Notwithstanding anything in this Agreement to the contrary, (i) the Distributor shall not be liable for any losses or damages occurring directly or indirectly by reason of circumstances beyond its reasonable control and (ii) the Distributor shall not be liable for any consequential, special or indirect losses or damages (whether or not the likelihood of such losses or damages was known by the Distributor). The provisions of this Section 7 shall survive termination of this Agreement.

      8. Proprietary and Confidential Information. The Distributor agrees on behalf of itself and its employees to treat confidentially and as proprietary information of each Fund all records and other information relative to each Fund and its series and prior, present or potential shareholders, and not to use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by a Fund, which approval shall not be unreasonably withheld. Notwithstanding the foregoing, records and information shall not be subject to the foregoing obligations set forth in this Section 8 if they are required to be disclosed by the Distributor pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the Distributor will provide the Company written notice of such requirement, to the


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

extent such notice is permitted). The provisions of this Section 8 shall survive termination of this Agreement.

      9. Indemnification.

            a. Each Fund, severally and not jointly, represents and warrants to the Distributor that its Registration Statement and the Prospectus at all times will in all material respects conform to the applicable requirements of the 1933 Act and the Rules and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty in this Section 9 shall apply to statements or omissions made in reliance upon and in conformity with written information furnished to a Fund by or on behalf of the Distributor or one of its affiliates expressly for use in the Registration Statement or Prospectus.

            b. Each Fund agrees, severally and not jointly, that it will indemnify, defend and hold harmless the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of
Section 15 of the 1933 Act, may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or are based upon information furnished by or on behalf of a Fund filed in any state in order to qualify the shares under the securities or blue sky laws thereof ("Blue Sky application") or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, for any legal or other expenses reasonably incurred by the Distributor, its several officers, and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, in investigating, defending or preparing to defend any action, proceeding or claim related thereto; provided, however, that a Fund shall not be liable in any case to the extent that such loss, claim, damage or liability arises out of, or is based upon, any untrue statement, alleged untrue statement, or omission or alleged omission made in the Registration Statement, the Prospectus or any Blue Sky application with respect to such Fund in reliance upon and in conformity with written information furnished to a Fund by or on behalf of the Distributor or one of its affiliates specifically for inclusion therein or arising out of the failure of the Distributor to deliver a current Prospectus.

            c. Each Fund shall not indemnify any person pursuant to this Section 9 unless the court or other body before which the proceeding was brought has rendered a final decision on the merits that such person was not liable by reason of his or her willful misfeasance, bad faith or gross negligence in the performance of his or her duties, or his or her reckless


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disregard of any obligations and duties, under this Agreement ("disabling conduct") or, in the absence of such a decision, a reasonable determination (based upon a review of the facts) that such person was not liable by reason of disabling conduct has been made by the vote of a majority of a quorum of the directors/trustees of such Fund who are neither "interested parties" (as defined in the 1940 Act) nor parties to the proceeding, or by independent legal counsel in a written opinion.

            d. The Distributor will indemnify and hold harmless each Fund, severally and not jointly, and its several officers and directors/trustees, and any person who controls the Fund within the meaning of Section 15 of the 1933 Act, from and against any losses, claims, damages or liabilities, joint or several, to which any of them may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any Blue Sky application, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon and in conformity with information furnished in writing to a Fund or any of its several officers and directors/trustees by or on behalf of the Distributor or one of its affiliates specifically for inclusion therein, and will reimburse a Fund and its several officers, directors/trustees and such controlling persons for any legal or other expenses reasonably incurred by any of them in investigating, defending or preparing to defend any action, proceeding or claim related thereto.

            e. The obligations of each Fund under this Section 9 shall be the several (and not the joint or joint and several) obligation of each Fund.

            f. The provisions of this Section 9 shall survive termination of this Agreement.

      10. Duration and Termination. This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue until two years from the date first written above. Thereafter, if not terminated, this Agreement shall continue automatically with respect to each Fund for successive terms of one year, provided that such continuance is specifically approved at least annually (a) by a vote of a majority of those members of a Fund's Board of Directors who are not parties to this Agreement or "interested persons" of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by a Fund's Board of Directors or by vote of a "majority of the outstanding voting securities" of a Fund; provided, however, that this Agreement may be terminated by a Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Directors of such Fund or by a vote of a "majority of the outstanding voting securities" of a Fund on 60-days' written notice to the Distributor, or by the Distributor at any time, without the payment of any penalty, on 90-days' written notice to a Fund. This Agreement will automatically and immediately terminate in the event of its "assignment." (As used in this


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Agreement, the terms "majority of the outstanding voting securities,"
"interested person" and "assignment" shall have the same meanings as such terms have in the 1940 Act.).

      11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which an enforcement of the change, waiver, discharge or termination is sought.

      12. Notices. Notices of any kind to be given to a Fund hereunder by the Distributor shall be in writing and shall be duly given if mailed or delivered to a Fund at 800 Scudders Mill Road, Plainsboro, New Jersey 08536, Attention:
President, with a copy to Secretary, or at such other address or to such individual as shall be so specified by a Fund to the Distributor. Notices of any kind to be given to the Distributor hereunder by the Fund shall be in writing and shall be duly given if mailed or delivered to BlackRock Distributors, Inc., 301 Bellevue Parkway, Wilmington, DE 19809, Attention: President, or at such other address or to such other individual as shall be so specified by the Distributor to the Fund.

      13. Rule 38-1. The Distributor will provide such information as a Fund reasonably requests in order for each Fund to comply with its obligations pursuant to Rule 38a-1 under the 1940 Act.

      14. Miscellaneous.

            a. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

            b. Notwithstanding anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that, as provided in the Declaration of Trust establishing each Fund that is organized as a Massachusetts business trust, which is on file in the office of the Secretary of the Commonwealth of Massachusetts, this Agreement is executed by the trustees and/or officers of the Fund, not individually but as such trustees and/or officers of the Fund, and the obligations hereunder are not binding upon any of the trustees, officers or shareholders individually, but bind only the estate of the Fund.

            c. Each Fund acknowledges that the Distributor may receive float benefits and/or investment earnings in connection with maintaining certain accounts required to provide services under this Agreement.

            d. Notwithstanding any provision herein to the contrary, each party hereto agrees that any Nonpublic Personal Information, as defined under Section 248.3(t) of


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Regulation S-P ("Regulation S-P"), promulgated under the Gramm-Leach-Bliley Act
(the "Act"), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the Act and that it will not disclose any Nonpublic Personal Information received in connection with this Agreement to any other party, except to the extent as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the Act.

            e. To help the U.S. government fight the funding of terrorism and money laundering activities, U.S. Federal law requires each financial institution to obtain, verify, and record certain information that identifies each person who initially opens an account with that financial institution on or after October 1, 2003. Consistent with this requirement, the Distributor will request (or already has requested) each Fund's name, address and taxpayer identification number or other government-issued identification number. The Distributor may also ask (and may have already asked) for additional identifying information, and the Distributor may take steps (and may have already taken steps) to verify the authenticity and accuracy of these data elements.

            f. Each Fund hereby represents and warrants to the Distributor that
(i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Distributor or to the adviser or sponsor of a Fund in connection with this Agreement, including but not limited to any fee waivers, conversion cost reimbursements, up front payments, signing payments or periodic payments made or to be made by the Distributor to such adviser or sponsor or any affiliate of a Fund relating to this Agreement have been fully disclosed to each Fund's Board of Directors and that, if required by applicable law, such Board of Directors has approved or will approve the terms of this Agreement, any such fees and expenses, and any such benefits

      15. Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one and the same instrument.


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      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

                                              Each of the Investment Companies
                                              Listed on Appendix A

                                              By: ______________________________
                                                  Title:

                                              BLACKROCK DISTRIBUTORS, INC.

                                              By: ______________________________
                                                  Title:


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                                   APPENDIX A

      THIS APPENDIX A, dated as of October 2, 2006, is Appendix A to that certain Distribution Agreement dated as of October 2, 2006 between BlackRock Distributors, Inc. and each investment company listed below.

                              INVESTMENT COMPANIES

BlackRock Bond Fund, Inc.


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